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                                                                     EXHIBIT 8.2

                    [LETTERHEAD OF THOMPSON & KNIGHT L.L.P.]

                                 March 8, 2002

Noble Drilling Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

     Re: Noble Corporation Filing of Securities Registration Statement - U.S.
         Tax Opinion

Ladies and Gentlemen:

     This firm has acted as special United States tax counsel to Noble Drilling Corporation, a Delaware corporation (the "Corporation"), and Noble Corporation, a Cayman Islands company ("Noble-Cayman"), in connection with (a) the opinion to be delivered pursuant to Section 5(g) of the Agreement and Plan of Merger dated as of March 8, 2002 (the "Merger Agreement") among the Corporation, Noble-Cayman, Noble Holding (U.S.) Corporation, and Noble Cayman Acquisition Corporation, and (b) the preparation and filing of the proxy statement/prospectus forming a part of the registration statement on Form S-4 (collectively, the "Registration Statement"), filed by Noble-Cayman with the Securities and Exchange Commission (the "commission"). In particular, we have prepared the discussion in the Registration Statement under the heading "Material Income Tax Consequences of the Merger - U.S. Federal Income Tax Consequences of the Merger (the "Tax Summary"). Except as expressly provided otherwise, capitalized terms used in this opinion have the meanings assigned to them in the Merger Agreement.

     As the basis for our opinion, which is described below, we have examined:

     (i)  the Merger Agreement; and

     (ii) the Registration Statement.

In addition to the above documents, (i) we have conducted such factual and legal research as we have deemed appropriate; (ii) we have assumed the validity and accuracy of the documents and corporate records that we have examined, and the facts and representations concerning the

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Noble Drilling Corporation and Noble Corporation
March 8, 2002
Page 2

Merger that have come to our attention during our engagement; and (iii) we have assumed that the Merger will be consummated in the manner described in the Merger Agreement.

     On the basis of the foregoing, we are of the opinion that the Tax Summary is accurate in all material respects and addresses fairly the material United States federal income tax consequences to the Corporation's stockholders of the Merger and the receipt, ownership and disposition of the Noble-Cayman Ordinary Shares.

     This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, either on a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions reached in this opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law or in any information, document, covenant, statement, representation or assumption referenced herein that becomes untrue or incorrect.

     This opinion is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent. In accordance with Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the Tax Summary and under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                       THOMPSON & KNIGHT L.L.P.

                                       By: /s/ Thornton Hardie III
                                           ----------------------------
                                           Thornton Hardie III, Partner